Exhibit 99.1

Release

October 29, 2014

Apollo Medical Holdings Launches Apollo Palliative Services With Acquisition Of Majority Stakes In Hospice And Home Health Companies share with linkedin tweet share with facebook

GLENDALE, Calif., Oct. 29, 2014 /PRNewswire/ -- Apollo Medical Holdings, Inc. (ApolloMed) (OTC-QB: AMEH), an integrated physician-centric healthcare delivery company, today announced the launch of a new subsidiary, Apollo Palliative Services (APS), with the acquisition of majority stakes in both a hospice agency and a home health company.  In conjunction, the Company appointed Liviu Chindris, M.D., as President of APS.

APS will serve as a single source for hospice, palliative care and home health services for ApolloMed's health plan, hospital and IPA clients in addition to its own subsidiaries and affiliated medical groups: ApolloMed ACO, Maverick Medical Group, AKM Medical Group, ApolloMed Care Clinics and ApolloMed Hospitalists.  The hospice agency serves three counties in Southern California, with an average daily census of 40-60 patients, while the home health agency services three counties in California with an average daily census of 100-140.

The hospice division of APS will serve terminally ill patients and their families through the use of an interdisciplinary team.  Depending on their needs, each hospice patient and their family is assigned a team comprised of a physician, nurse, home health aide, medical social worker, chaplain, dietary counselor and bereavement coordinator.  Hospice and palliative care services are provided in the patient's home, assisted living/nursing home, or in a hospital.  The home health division will provide direct home skilled nursing and therapy services, as well as specialty programs such as disease management education, nutrition and help with daily living activities.

ApolloMed believes that several factors will contribute to the growth of its hospice and home health business: aging demographics, recognition that in-home services are significantly more cost-effective than institutional care, medical and technological advances that allow more healthcare procedures and monitoring to be provided at home and the benefits of recuperating from an illness or receiving care for a chronic condition in one's own home.

"I am very excited to join the management team of ApolloMed as we launch Apollo Palliative Services," stated Dr. Chindris.  "We understand the benefits of hospice, palliative care and home health services for patients and their families and our goal is to make APS one of the leading providers in Southern California."

"The addition of hospice and home health services will enhance our integrated care model and provide a good platform for the expansion of APS.  We believe that as an efficient operator of integrated healthcare delivery, we are favorably positioned to benefit from current industry trends," stated Warren Hosseinion, M.D., Chief Executive Officer of Apollo Medical Holdings.

"We are also very pleased to have Dr. Chindris, one of the earliest physicians to join HealthCare Partners, as a member of the ApolloMed team.  His wealth of knowledge and experience will be a tremendous asset as we continue to grow ApolloMed's business and expand the services that we provide."

Dr. Chindris earned his M.D. from the University of Medicine and Pharmacy in Cluj, Romania and completed an internship and residency in internal medicine at Brooklyn Hospital in Brooklyn, New York and Mercy Hospital in Buffalo, New York.  He has held memberships in the American College of Physicians and the American Academy of Hospice and Palliative Medicine.  He is fluent in Romanian, French, Italian, Spanish and English.  Dr. Chindris was a Senior Partner at HealthCare Partners before it was acquired by DaVita in 2012.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading integrated physician-centric healthcare delivery company commited to providing exceptional multi-disciplinary care in the communities it serves.  ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated healthcare delivery platform comprised of six affiliated and complementary physician groups:  ApolloMed Hospitalists, ApolloMed ACO (Accountable Care Organization), Maverick Medical Group (Independent Physician Association), AKM Medical Group (IPA),  ApolloMed Care Clinics and Apollo Palliative Services. ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care.  For more information, please visit www.apollomed.net.

Forward Looking Statements

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